EXHIBIT 32

In connection with the quarterly report of Teen Glow Makeup, Inc., (the “Company”) on Form 10-Q for the fiscal quarter ended June 30, 2008 as filed with the Securities Exchange Commission on the date hereof (the “Report”), I, Pamela Hutchinson, the President, Principal Executive Officer and Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.

Date:	August 6, 2008	TEEN GLOW MAKEUP, INC.

/s/ Pamela Hutchinson

Pamela Hutchinson, President,

Principal Executive Officer,

Principal Financial Officer